Exhibit 10.20

PURCHASE ORDER	SIGMAKOKI Group
OptoSigma Southeast Asia Pte Ltd

Purchase Order Date
To:
PHAOS Technology Pte Ltd
83 Science Park Drive	Purchase Order Number
#04-01, The Curie
Singapore 118258
Reference
Attention : Tay Beng Boon
Tel : 65 6909 9430
Email: taybb@PhAosTech.com	Payment Terms

No	Part No	Description	Qty	Unit Price	Extended Price
1

				Sub-total	32,000.00
				GST 8%	2,560.00
				TOTAL(SGD)	34,560.00

DELIVERY DETAILS

Delivery Address	Attention	Delivery Instructions
83 Science Park Drive,	Kelvin Ng
#02-01 The Curie,
Singapore 118258	Telephone
	(65) 6909 9318	Shipping Terms
DDP

Remarks:

●	This is computer generated and no signatory is required.
●	The shipping term is subjected to incoterms 2000.
●	Please acknowledge receipt and confirming delivery dates.
●	Any changes to delivery must be informed in advance and accepted by the purchaser.

83 Science Park Drive #02-01, The Curie, Singapore 118258. Tel : +65 69099318 UEN/GST No : 201904423W URL : http://www.optosigma-sea.com